EXHIBIT 10.19

RELEASE AND INDEMNIFICATION AGREEMENT

THIS RELEASE AND INDEMNIFICATION AGREEMENT (the “Agreement”), entered into this 8th day of November, 2004, is by and among Avalanche Resources, Ltd. (the “Seller”), TieTek Technologies, Inc (“TTT”), Kevin Maddox (“Maddox”), North American Technologies Group, Inc. (the “Company”), Big Bend XI Investments, Ltd. (“Big Bend”), Crestview Capital Master, LLC (“Crestview”), HLTFFT, LLC (“Toibb”), Richard Kiphart (“Kiphart”), Midsummer Investment Ltd. (“Midsummer”), Islandia, L.P. (“Islandia”), Crestview Warrant Fund, L.P. (“Warrant”), Sponsor Investments LLC, a Texas limited liability company with an address at Two Lincoln Center, 5420 LBJ Freeway, Suite 1450, Dallas, TX 75240 (“Sponsor”), Tie Investors LLC, a Texas limited liability company with an address at 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225 (“Tie Investors”), Frank Mathias (“Mathias”), Robert E. Chain (“Chain”), John C. Malone (“Malone”) and Tim R. Reeves (“Reeves”). Defined terms not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement (as defined below).

WHEREAS, the Seller, Maddox, the Company, Big Bend, Crestview, Toibb, Kiphart, Midsummer, Warrant and Islandia are parties to that certain Common Stock Purchase Agreement dated November 4, 2004 (the “Stock Purchase Agreement”);

WHEREAS, it is a condition to the Purchasers’ obligations under the Stock Purchase Agreement that the parties hereto execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and promises set forth in this Agreement and the Stock Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree and covenant as follows:

1. Release.

(a) Effective upon (i) the Closing of the Stock Purchase Agreement, each of the Seller, the Company, TTT, the Purchasers, Tie Investors, Maddox, Mathias, Chain, Malone and Reeves and (ii) the Closing of the Exchange Agreement, Sponsor (collectively, the “Releasors”), on behalf of themselves, their respective Affiliates and each of their respective successors and assigns, do hereby forever release, discharge and acquit each of the other parties hereto, and each of their respective Affiliates, officers, members, managers, attorneys, agents and employees, and their respective successors, heirs, and assigns, and each of them (collectively and severally, “Releasees”) of and from any and all of the following (the “Claims”): claims, demands, obligations, liabilities, indebtednesses, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of actions, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, attorneys’ fees, losses and expenses, of every type, kind, nature, description or character and whether direct, indirect, derivative or otherwise, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way arise out of, are connected with or related to the Sponsor Litigation, the Company Litigation, the Arbitration and penalties or liquidated damages otherwise payable to the Purchasers or their Affiliates in respect of late registration of Company securities or in the case of any Preferred Stock held by the Purchasers or their Affiliates any other matter existing as of the effective date of this Release or any other claims which are now known or should have been known upon the exercise of ordinary diligence of the parties. The foregoing release (i) shall not apply to breaches of any representations and warranties or covenants made by the parties hereto in this Agreement, the Stock Purchase Agreement, the Exchange Agreement, or any other document delivered in connection therewith; and (ii) is contingent in all respects on the closing of the transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement and (iii) shall not apply to release TieTek LLC from its obligations under the Construction Loan Agreement made on or about February 5, 2004 between the Company, TieTek LLC, TTT and Tie Investors.

(b) Each of the parties hereto acknowledges that it is aware that it is the joint intention of the parties hereto that this Agreement shall be effective as a full and final accord, satisfaction and settlement of and as a bar to each and every Claim and cause of action referred to and released by virtue of Section 1(a) above. Each of the Releasors hereto further acknowledges that it is aware that it or its attorneys may hereafter discover facts different from or in addition to the facts of which it or its attorneys now are aware with respect to the subject matter of this Agreement and that it nevertheless intends hereby fully, finally, absolutely and forever to settle the matters released by virtue of Section 1(a) above notwithstanding the discovery of any such different or additional facts. Without regard to subparagraph (a) hereof, this release and the dismissals of all pending litigation shall survive any breach of representations or warranties as described above, without limitation of the rights of any party for money damages or otherwise accruing because of such breach.

2. Covenant Not to Sue. The Releasors irrevocably covenant and agree that they shall forever refrain from initiating, filing, instituting, maintaining, or proceeding upon, or encouraging, advising, or voluntarily assisting any other person or entity to initiate, institute, maintain, or proceed upon, any of the Claims released pursuant to Section 1 hereof. The foregoing covenant (i) shall not apply to breaches of any representations and warranties or covenants made by the parties hereto in this Agreement, the Stock Purchase Agreement, the Exchange Agreement, or any other document delivered in connection therewith; and (ii) is contingent in all respects on the consummation of the transactions contemplated by the Stock Purchase Agreement and the Exchange Agreement.

3. Non-Disparagement. Each of the parties hereto agree not to make any defamatory or derogatory statements, whether written or oral, concerning the other parties hereto, and further agree that they shall not encourage the filings of claims or suits by others against any of them.

4. Representations and Warranties. Each of the parties hereto represent and warrant that it (i) has the authority to enter into this Agreement; (ii) has read this Agreement in its entirety and understands its terms and consequences, as well as the releases it contains; (iii) has been represented by and has consulted with counsel of their own choice in connection with the negotiation, drafting and execution of this Agreement; and (iv) is the sole owner of and has not assigned, sold, transferred, hypothecated or otherwise disposed of any of the Claims released in Section 1(a) above and no other person or entity owns, holds or has any interest in such Claims.

5. No Admission. The parties hereto understand and agree that the acceptance of delivery of this Agreement by Releasees shall not be deemed or construed as an admission of liability by any Releasee, and each Releasee by accepting this Agreement expressly denies liability of any nature whatsoever arising from or related to the subject of this Agreement.

6. Stipulations of Dismissal. Upon the effective date of this Agreement as to Sponsor, Sponsor, Tie, the Company, TTT and TieTek shall enter into and deliver the Settlement Agreement and Full, Final and Complete Release respecting Cause No. 04-0631 in the District Court of Harris County, Texas, 71st Judicial District and the Arbitration Case No. 70B 180 00441 04 before the American Arbitration Association (Houston District) in the form attached hereto as Annex A and the Settlement Agreement and Full Final and Complete Release between Sponsor and Maddox respecting Cause No. 2004-31442 in the District Court of Harris County, Texas, 189th Judicial District.

7. Integration. This Agreement contains the entire agreement between the parties relating to the matters contained herein, and expressly supersedes any and all previous agreements or understandings, oral or written or implied, between the parties. This Agreement is absolute and unconditional. This Agreement cannot be altered or amended except by a writing duly executed by the parties hereto. Each party acknowledges that no other party and no agent or attorney of such party has made any promise, representation or warranty whatsoever, express or implied, not contained herein to induce the execution of this Agreement; and each party acknowledges that it has not executed this Agreement in reliance upon any promise, representation or warranty not contained herein.

8. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the predecessors, successors, assigns, representatives, subsidiaries, affiliates, parents, partners, officers, directors, stockholders, agents and employees of each of the parties hereto.

9. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

10. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and such provisions shall be enforced to the greatest extent permitted by law.

11. Choice of Forum. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Harris County, Texas, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1. of the Stock Purchase Agreement shall be deemed effective service of process on such party.

12. Effectiveness as to Sponsor. This Agreement shall only be effective as to Sponsor and Tie Investors upon the closing of the Exchange Agreement.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective as to any party until it has been signed by all parties hereto.

The undersigned have caused this Release Agreement to be duly executed as of the day and year first above written.

AVALANCHE RESOURCES, LTD.

By: Avalanche Management Corp., its General Partner

By:	/s/ Kevin C. Maddox
Kevin C. Maddox, President

/s/ Kevin C. Maddox
Kevin Maddox, individually

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By	/s/ Kevin C. Maddox
Kevin C. Maddox, President

TIETEK TECHNOLOGIES, INC.

By	/s/ Kevin C. Maddox
Kevin C. Maddox, President

BIG BEND XI INVESTMENTS, LTD

By	/s/ Morton Meyerson

CRESTVIEW CAPITAL MASTER, LLC

By:	/s/ Richard Levy
Name: Richard Levy, Managing Partner

HLTFFT, LLC

By	/s/ Harris Toibb
Name: Toibb Management LLC, Manager
Title: Harris Toibb, its Manager

MIDSUMMER INVESTMENT LTD.

By	/s/ Michael A. Amsalem
Michael A. Amsalem, Director

ISLANDIA, L.P.

By:	/s/ Richard Berner
Name: Richard Berner
Title: President of the G.P.

RICHARD KIPHART

/s/ Richard P. Kiphart

CRESTVIEW WARRANT FUND, L.P.

By:	/s/ Steven Halpern
Name: Steven Halpern
Title: Authorized Signatory

SPONSOR INVESTMENTS LLC

By:	/s/ Bruce Leadbetter
Name: Bruce Leadbetter
Title: CEO

TIE INVESTORS LLC

By	/s/ Pat Long
Name: Pat Long
Title: Legal Counsel

/s/ Robert E. Chain

/s/ John C. Malone

/s/ Tim R. Reeves

/s/ Frank Mathias